Exhibit 99.1

LSB INDUSTRIES, INC. REPORTS OPERATING RESULTS FOR THE 2023 THIRD QUARTER

OKLAHOMA CITY, Oklahoma…November 1, 2023…LSB Industries, Inc. (NYSE: LXU) (“LSB” or the “Company”) today announced results for the third quarter ended September 30, 2023.

Third Quarter 2023 Results and Recent Highlights

•
Net sales of $114 million compared to $184 million in the third quarter of 2022
•
Net loss of $8 million compared to net income $2 million in the third quarter of 2022
•
EPS of ($0.10) compared to $0.03 for the third quarter of 2022
•
Adjusted EBITDA(1) of $9 million compared to $50 million in the third quarter of 2022
•
Cash Flow from Operations of $17 million and Capital Expenditures of $9 million
•
Total cash and short-term investments of approximately $318 million as of September 30, 2023
•
Trailing twelve-month total recordable injury rate of 0.34 as of September 30, 2023
•
Announced new large-scale, low-carbon ammonia project

“Our third quarter results were disappointing relative to our expectations headed into the period," stated Mark Behrman, LSB Industries’ President and CEO. "We continue to experience a weaker pricing environment relative to last year, but our results were also impacted by lower production volumes versus our expectations. While we hit a speed bump early in the quarter, our manufacturing operations have been performing well since early September, and we expect that to continue, setting us up for improved results in the fourth quarter. Additionally, nitrogen pricing has been increasing over the past two months, a trend that should benefit our profitability in 2024 relative to the second half of 2023.”

Mr. Behrman continued, “In early October, we announced a major milestone in our emergence as a leader in the energy transition. Our collaboration with INPEX, Air Liquide and Vopak Moda to develop a world-scale low-carbon ammonia production and export facility on the Houston Ship Channel is potentially transformative to LSB’s growth profile given the anticipated increase in demand for clean energy. We are proud to be partnering with a group of companies of this caliber and we are excited to share our progress on this endeavor in the quarters and years to come.”

"Despite the headwinds encountered so far in 2023, we continue to generate positive cash flow and maintain a strong balance sheet, providing us with significant financial flexibility to allocate capital, including the repurchase of equity and debt and advancing multiple growth initiatives. These include several potential capacity expansion projects that we currently have under evaluation. We expect to determine our next steps on these projects in the first quarter of 2024. In addition, we continue to make progress with our portfolio of clean energy initiatives as evidenced by our previously mentioned Houston Ship Channel project. We believe these opportunities position us to deliver incremental profitability and increased shareholder value in the future."

(1)
This is a Non-GAAP measure. Refer to the Non-GAAP Reconciliation section.

Market Outlook

•
Nitrogen pricing increased in recent months reflecting:
▪
Production outages at several large international ammonia plants
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Low inventory levels resulting from destocking throughout the nitrogen distribution channel

•
Expectations of strong demand for nitrogen fertilizers in the Fall 2023 ammonia application season and the Spring 2024 planting season:
▪
Current prices for ammonia and other nitrogen products should prove attractive to retailers and farmers
▪
Favorable U.S. corn market dynamics providing support for stronger fertilizer pricing later this year and into next year

•
Increased U.S. ammonia production capacity coming online in early 2024 may partially offset strengthening pricing trends

•
Industrial and mining business is robust and demand is steady reflecting:
▪
Demand remains steady for industrial products supported by resilient U.S. economy
▪
Stable nitric acid demand as impacts of high inflation in the U.S. are offset by global producers shifting production from international facilities to U.S. operations
▪
Demand for AN for mining applications is robust due to attractive market fundamentals for quarrying, aggregate production and U.S. metals

Progress on Low-Carbon Ammonia Projects

•
Houston Ship Channel Blue Ammonia with INPEX, Air Liquide and Vopak Moda
▪
Feasibility study completed during Q1'23 on a 1.1 million metric ton per year blue ammonia plant utilizing blue hydrogen provided by Air Liquide/INPEX (JV)
▪
The supplier of the technology license, basic engineering design, proprietary equipment and catalyst for the ammonia plant has been selected and we are currently in negotiations to finalize the related agreements
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Pre-FEED (Front End Engineering Design) to refine cost estimate for ammonia loop underway with expected completion during Q2'24
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FEED study expected to begin by the end of Q2'24 with expected completion during Q2'25
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Financial Investment Decision to follow completion of FEED, with construction expected to begin during 2H'25
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Plant commissioning expected by the end of 2027

•
El Dorado Carbon Capture and Sequestration (CCS) Project with Lapis Energy
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Awaiting approval of Class VI permit application by the EPA; expected in first half of 2025
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Lapis, our partner, will begin construction of the CCS equipment upon approval of Class VI permit
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Lapis has ordered long lead time items
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Expect operations to begin in the second half of 2025 with Lapis capturing and sequestering >450,000 metric tons of CO2 annually
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Expect Lapis, the owner of the CCS equipment, to receive the 45Q federal tax credits for sequestered CO2 and pay LSB a fee for each ton of CO2 captured

•
Pryor Green Ammonia Project
▪
On hold until the IRS provides further clarity on 45V tax credits and our view of capital costs points to more favorable economics for the project
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Continue to have discussions with potential off-takers for green ammonia

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MOU with Amogy to Develop Ammonia as a Marine Fuel
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Collaborating on the evaluation and development of pilot program that combines LSB's low-carbon ammonia and Amogy's ammonia-to-power engine solution
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Amogy to test tug boat with engine retrofitted for ammonia as a fuel by year-end 2023

Third Quarter Results Overview

	Three Months Ended September 30,
Product ($ in Thousands)	2023	2022	% Change
AN & Nitric Acid	$46,026	$66,161	(30)%
Urea ammonium nitrate (UAN)	30,090	50,459	(40)%
Ammonia	26,823	52,075	(48)%
Other	11,348	15,578	(27)%
Total Net Sales	$114,287	$184,273	(38)%

Comparison of 2023 to 2022 quarterly periods:

•
Net sales and operating income declined during the quarter driven by lower pricing for all of our products. The headwind of lower pricing was partially offset by higher sales volumes of most of our products. Operating profit also benefited from lower natural gas prices.

The following tables provide key sales metrics for our products:

	Three Months Ended September 30,
Key Product Volumes (short tons sold)	2023	2022	% Change
AN & Nitric Acid	119,468	125,446	(5)%
Urea ammonium nitrate (UAN)	118,135	115,352	2%
Ammonia	88,986	55,825	59%
	326,589	296,623	10%

Average Selling Prices (price per short ton) (A)
AN & Nitric Acid	$327	$458	(29)%
Urea ammonium nitrate (UAN)	$217	$417	(48)%
Ammonia	$269	$906	(70)%

(A) Average selling prices represent “net back” prices which are calculated as sales less freight expenses divided by product sales volume in tons.

	Three Months Ended September 30,
	2023	2022	% Change
Average Benchmark Prices (price per ton)
Tampa Ammonia (MT) Benchmark	$343	$1,093	(69)%
NOLA UAN	$228	$459	(50)%

Input Costs
Average natural gas cost/MMBtu in cost of materials and other	$3.57	$8.05	(56)%
Average natural gas cost/MMBtu used in production	$3.61	$7.65	(53)%

Conference Call

LSB’s management will host a conference call covering the third quarter results on Thursday, November 2, 2023 at 10:00 am ET / 9:00 am CT to discuss these results and recent corporate developments. Participating in the call will be President & Chief Executive Officer, Mark Behrman and Executive Vice President & Chief Financial Officer, Cheryl Maguire. Interested parties may participate in the call by dialing (877) 407-6176 / (201) 689-8451. Please call in 10 minutes before the conference is scheduled to begin and ask for the LSB conference call. To coincide with the conference call, LSB will post a slide presentation at www.lsbindustries.com on the webcast section of the Investor tab of our website.

To listen to a webcast of the call, please go to the Company’s website at www.lsbindustries.com at least 15 minutes prior to the conference call to download and install any necessary audio software. If you are unable to listen live, the conference call webcast will be archived on the Company’s website.

LSB Industries, Inc.

LSB Industries, Inc., headquartered in Oklahoma City, Oklahoma, is committed to playing a leadership role in the energy transition through the production of low and no carbon products that build, feed and power the world. The LSB team is dedicated to building a culture of excellence in customer experiences as we currently deliver essential products across the agricultural, industrial, and mining end markets and, in the future, the energy markets. The company manufactures ammonia and ammonia-related products at facilities in Cherokee, Alabama, El Dorado, Arkansas and Pryor, Oklahoma and operates a facility for a global chemical company in Baytown, Texas. Additional information about LSB can be found on our website at www.lsbindustries.com.

Forward-Looking Statements

Statements in this release that are not historical are forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements, which are subject to known and unknown risks, uncertainties and assumptions about us, may include projections of our future financial performance and anticipated performance based on our growth and other strategies and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or actual achievements to differ materially from the results, level of activity, performance or anticipated achievements expressed or implied by the forward-looking statements. Significant risks and uncertainties may relate to, but are not limited to, business and market disruptions, market conditions and price volatility for our products and feedstocks, as well as global and regional economic downturns that adversely affect the demand for our end-use products; disruptions in production at our manufacturing facilities and other financial, economic, competitive, environmental, political, legal and regulatory factors. These and other risk factors are discussed in the Company’s filings with the Securities and Exchange Commission (SEC).

Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for our management to predict all risks and uncertainties, nor can management assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. Unless otherwise required by applicable laws, we undertake no obligation to update or revise any forward-looking statements, whether because of new information or future developments.

See Accompanying Tables

Company Contact: Cheryl Maguire, Executive Vice President & CFO (405) 510-3524 Fred Buonocore, CFA, Vice President of Investor Relations (405) 510-3550 fbuonocore@lsbindustries.com

LSB Industries, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
	(In Thousands, Except Per Share Amounts)
Net sales	$114,287	$184,273	$461,096	$668,057
Cost of sales	117,673	162,144	386,845	412,274
Gross (loss) profit	(3,386)	22,129	74,251	255,783

Selling, general and administrative expense	8,512	9,138	27,815	29,711
Other (income) expense, net	(2,399)	(75)	(2,096)	377
Operating (loss) income	(9,499)	13,066	48,532	225,695

Interest expense, net	7,165	12,193	31,213	34,455
(Gain) loss on extinguishment of debt	—	—	(8,644)	113
Non-operating other income, net	(3,689)	(2,219)	(10,929)	(5,627)
(Loss) income before provision for income taxes	(12,975)	3,092	36,892	196,754
(Benefit) provision for income taxes	(5,249)	780	3,622	32,277
Net (loss) income	(7,726)	2,312	33,270	164,477

(Loss) income per common share:
Basic:
Net (loss) income	$(0.10)	$0.03	$0.44	$1.89

Diluted:
Net (loss) income	$(0.10)	$0.03	$0.44	$1.86

LSB Industries, Inc.

Condensed Consolidated Balance Sheets

(Information at September 30, 2023 is unaudited)

	September 30,	December 31,
	2023	2022
	(In Thousands)
Assets
Current assets:
Cash and cash equivalents	$46,824	$63,769
Short-term investments	270,702	330,553
Accounts receivable	47,303	75,494
Allowance for doubtful accounts	(691)	(699)
Accounts receivable, net	46,612	74,795
Inventories:
Finished goods	22,554	28,893
Raw materials	1,490	1,990
Total inventories	24,044	30,883
Supplies, prepaid items and other:
Prepaid insurance	1,863	17,429
Precious metals	12,544	13,323
Supplies	30,251	27,501
Other	4,409	8,346
Total supplies, prepaid items and other	49,067	66,599
Total current assets	437,249	566,599

Property, plant and equipment, net	828,828	848,661

Other assets:
Operating lease assets	24,621	22,682
Intangible and other assets, net	1,508	1,877
	26,129	24,559

	$1,292,206	$1,439,819

LSB Industries, Inc.

Condensed Consolidated Balance Sheets (continued)

(Information at September 30, 2023 is unaudited)

	September 30,	December 31,
	2023	2022
	(In Thousands)
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$56,796	$78,182
Short-term financing	—	16,134
Accrued and other liabilities	37,395	38,470
Current portion of long-term debt	5,493	9,522
Total current liabilities	99,684	142,308

Long-term debt, net	577,173	702,733

Noncurrent operating lease liabilities	15,713	14,896

Other noncurrent accrued and other liabilities	522	522

Deferred income taxes	66,370	63,487

Commitments and contingencies

Stockholders' equity:
Common stock, $.10 par value; 150 million shares authorized, 91.2 million shares issued	9,117	9,117
Capital in excess of par value	499,528	497,179
Retained earnings	232,362	199,092
	741,007	705,388
Less treasury stock, at cost:
Common stock, 16.8 million shares (14.9 million shares at December 31, 2022)	208,263	189,515
Total stockholders' equity	532,744	515,873
	$1,292,206	$1,439,819

Non-GAAP Reconciliations

This news release includes certain “non-GAAP financial measures” under the rules of the Securities and Exchange Commission, including Regulation G. These non-GAAP measures are calculated using GAAP amounts in our consolidated financial statements.

EBITDA and Adjusted EBITDA Reconciliation

EBITDA is defined as net income (loss) plus interest expense and interest income, net, less gain on extinguishment of debt, plus depreciation and amortization (D&A) (which includes D&A of property, plant and equipment and amortization of intangible and other assets), plus provision (benefit) for income taxes. Adjusted EBITDA is reported to show the impact of non-cash stock-based compensation, one time/non-cash or non-operating items-such as, one-time income or fees, loss (gain) on sale of a business and/or other property and equipment, certain fair market value (FMV) adjustments, and consulting costs associated with reliability and purchasing initiatives (Initiatives). We historically have performed turnaround activities on an annual basis; however, we have moved towards extending turnarounds to a two or three-year cycle. Rather than being capitalized and amortized over the period of benefit, our accounting policy is to recognize the costs as incurred. Given these turnarounds are essentially investments that provide benefits over multiple years, they are not reflective of our operating performance in a given year.

We believe that certain investors consider EBITDA a useful means of measuring our ability to meet our debt service obligations and evaluating our financial performance. In addition, we believe that certain investors consider adjusted EBITDA as more meaningful to further assess our performance. We believe that the inclusion of supplementary adjustments to EBITDA is appropriate to provide additional information to investors about certain items.

EBITDA and adjusted EBITDA have limitations and should not be considered in isolation or as a substitute for net income, operating income, cash flow from operations or other consolidated income or cash flow data prepared in accordance with GAAP. Because not all companies use identical calculations, this presentation of EBITDA and adjusted EBITDA may not be comparable to a similarly titled measure of other companies. The following table provides a reconciliation of net income (loss) to EBITDA and adjusted EBITDA for the periods indicated.

Non-GAAP Reconciliations (continued)

LSB Consolidated ($ In Thousands)	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net income (loss)	$(7,726)	$2,312	$33,270	$164,477
Plus:
Interest expense and interest income, net	3,467	9,960	20,263	31,499
Net (gain) loss on extinguishment of debt	—	—	(8,644)	113
Depreciation and amortization	15,548	16,398	50,255	50,902
(Benefit) provision for income taxes	(5,249)	780	3,622	32,277
EBITDA	$6,040	$29,450	$98,766	$279,268

Stock-based compensation	1,318	921	3,964	3,089
Legal fees (Leidos)	111	301	475	914
(Gain) loss on disposal and impairment of assets	(11)	22	2,429	828
Turnaround costs	1,741	19,238	1,696	25,064
Adjusted EBITDA	$9,199	$49,932	$107,330	$309,163

Ammonia, AN, Nitric Acid, UAN Sales Price Reconciliation

The following table provides a reconciliation of total identified net sales as reported under GAAP in our consolidated financial statements reconciled to netback sales which is calculated as net sales less freight and other non-netback costs. We believe this provides a relevant industry comparison among our peer group.

	Three Months Ended September 30,
	2023	2022
	(In Thousands)
Ammonia, AN, Nitric Acid, UAN net sales	$102,938	$168,696

Less freight and other	14,236	12,514

Ammonia, AN, Nitric Acid, UAN netback sales	$88,702	$156,182